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                                                                  EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of New Focus" and "Experts" and to the use of our report dated January 31, 2003, with respect to the financial statements and schedule of New Focus, Inc. incorporated by reference in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-109904) and related Proxy Statement/Prospectus for Bookham Technology PLC for the registration of ordinary shares.

                                                         /s/ Ernst & Young LLP


San Jose, California
December 12, 2003